Exhibit 99.3

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Month Period Ended September 30, 2005

(Unaudited)

Nine Month
Period Ended
September 30,
2005

Revenues	$48,130,090

Cost of services (exclusive of depreciation and
amortization shown separately below)	(21,478,281)

Selling and general and administrative expenses	(17,448,949)

Depreciation and amortization	(2,471,506)

Interest expense	(2,545,882)

Interest income	67,250

Other income	4,415

Net earnings before income taxes	4,257,137

Income tax provision	(2,463,363)

Net earnings	$1,793,774

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Month Period Ended September 30, 2005

Unaudited

Nine Month
Period Ended
September 30,
2005

CASH FLOWS FROM OPERATING
ACTIVITIES
Net earnings	$1,793,774
Adjustments to reconcile net earnings
to net cash provided by operating activities:
Depreciation and amortization of property	301,945
Amortization of intangible assets and loan origination costs	2,890,077
Deferred income taxes	(3,392,772)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(4,720,123)
Income taxes receivable	150,000
Inventory	(325,497)
Prepaid expenses	(578,431)
Deposits	279,024
Other current assets	(32,184)
Accounts payable	2,231,007
Accrued expenses	586,715
Accrued interest on notes payable	102,885
Deferred revenue	634,521
Income taxes payable	1,285,100
Medical claims payable	914,746
Customer deposits	(68,614)

Net cash provided by operating activities	2,052,173

CASH FLOWS FROM INVESTING
ACTIVITIES
Investment in certificate of deposit	(126,446)
Purchases of subsidiaries, net of cash acquired	(32,730,746)
Additional purchase cost of HCD	(2,996,909)
Additional purchase cost of AWH	(100,000)
Deposits to escrow	(4,200,000)
Purchases of property and equipment	(925,416)
Release of deposits in escrow	3,096,909

Net cash used in investing activities	(37,982,608)

(Continued)

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Nine Month Period Ended September 30, 2005

Unaudited

Nine Month
Period Ended
September 30,
2005

CASH FLOWS FROM FINANCING
ACTIVITIES
Members’ capital contributions	15,549,500
Rollover membership interest	1,567,440
Payments made on notes payable	(3,520,000)
Proceeds from issuance of notes payable	20,760,000

Net cash provided by financing activities	34,356,940

NET DECREASE IN CASH
AND CASH EQUIVALENTS	(1,573,495)

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	2,939,840

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$1,366,345

3